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                                                                   EXHIBIT 99.1


                           DRILEX INTERNATIONAL INC.

      PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 14, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Drilex International Inc., a Delaware Corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement/Prospectus dated June 12, 1997 and appoints John Forrest and G. Bruce Broussard, and each of them, attorneys-in-fact and proxies with full power of substitution, to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, at a special meeting of stockholders of the Company to be held at the Hyatt Regency Houston, 1200 Louisiana Street, on July 14, 1997 at 9:00 a.m., local time, or at any adjournment or postponement thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                                                               Please mark   [X]
                                                              your votes as
                                                              indicated in
                                                              this example

1. APPROVAL OF AGREEMENT AND PLAN OF MERGER: To approve the Agreement and Plan of Merger, dated as of April 16, 1997 (the "Merger Agreement"), by and among Baker Hughes Incorporated ("Baker Hughes"), Baker Hughes Merger, Inc. and the Company, and the transactions contemplated thereby. As a result of the merger, the Company will become a wholly owned subsidiary of Baker Hughes.

                FOR                AGAINST               ABSTAIN
                [ ]                  [ ]                   [ ]

                           "PLEASE MARK INSIDE BOXES"



                                                         PLEASE VOTE, DATE, SIGN
                                                         AND RETURN PROMPTLY IN
                                                           ENCLOSED ENVELOPE.








Signature(s)_________________________________________ Date _____________________
NOTE: Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer and should state his or her title.